UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): August 20, 2007
Input/Output, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Employment Agreement Amendments
R. Brian Hanson. On August 20, 2007, Input/Output, Inc. (the “Company”) and R. Brian Hanson, the Company’s Executive Vice President and Chief Financial Officer, entered into an amendment to Mr. Hanson’s employment agreement to make changes necessary for compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the rules, regulations, and guidance of general application issued by the Department of the Treasury under Section 409A (collectively, “Section 409A”). Mr. Hanson’s amendment includes the following general changes:
(1)	Adds a requirement that any incentive compensation pay or bonus determined under a bonus plan will be paid by March 15 of the year immediately following the year with respect to which such bonus is based upon, calculated or determined.
(2)	Adds a requirement that any expense reimbursement paid to Mr. Hanson that is taxable to Mr. Hanson will be made no later than the end of the calendar year following the year the expense was incurred, and the amount of reimbursements made with respect to one calendar year will not affect the amount of reimbursements to be made for subsequent calendar years.
(3)	Adds a requirement that all severance payments and benefits to be paid to Mr. Hanson under the agreement will be conditioned upon his execution and non-revocation of a valid waiver and release of claims and that any such payments and benefits that are subject to Section 409A will be paid beginning on the 60th day following his date of termination.
(4)	Adds a requirement that any excise tax “gross-up” payments to Mr. Hanson pursuant his agreement will be paid no later than December 31 of the year following the year in which he remits the related taxes to the applicable taxing authority.
(5)	Adds a provision that, to the extent that any benefits payable to Mr. Hanson under the agreement are subject to Section 409A, no party shall (i) accelerate into the current year any amounts that would not otherwise be payable in the current year, or (ii) defer past the current year any such payments that would otherwise be payable in the current year, and that, if any payment is subject to Section 409A and is to be paid on account of Mr. Hanson’s separation from service (within the meaning of Section 409A) when he is a “specified employee” within the meaning of Section 409A, then the payment will be delayed until the first day of the seventh month following his separation from service.
All other provisions of Mr. Hanson’s employment agreement were unchanged.
Robert P. Peebler. On August 20, 2007, the Company and Robert P. Peebler, the Company’s President and Chief Executive Officer, entered into an amendment to Mr. Peebler’s employment agreement to make changes necessary for compliance with Section 409A and to clarify the effect of the expiration of the term of the employment agreement on the agreement’s “change in control” provisions. Mr. Peebler’s amendment includes the following general changes:

(1)	Adds the same 409A changes described under the above description of Mr. Hanson’s amendment.
(2)	Adds language clarifying that, after a “change in control” of the Company, the Company’s obligations to pay certain severance benefits to Mr. Peebler after he remains employed by the Company for 18 months following the change in control, is absolute and unconditional and will not be affected by any circumstances, including the expiration of the term of the agreement.
All other provisions of Mr. Peebler’s employment agreement were unchanged.
     The foregoing descriptions of the amendments are only a summary and are qualified in their entirety by reference to the amendments attached hereto as Exhibit 10.1 and 10.2, respectively.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
     Not applicable.
(b) Pro forma financial information.
     Not applicable.
(c) Exhibits.
10.1	First Amendment to Employment Agreement, dated August 20, 2007, between Input/Output, Inc. and R. Brian Hanson.

10.2	Third Amendment to Employment Agreement, dated August 20, 2007, between Input/Output, Inc. and Robert P. Peebler.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2007	INPUT/OUTPUT, INC.
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX
(c) Exhibits.
10.1	First Amendment to Employment Agreement, dated August 20, 2007, between Input/Output, Inc. and R. Brian Hanson.

10.2	Third Amendment to Employment Agreement, dated August 20, 2007, between Input/Output, Inc. and Robert P. Peebler.

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